EXHIBIT 10(j)(2)
Schedule B

XEROX UNIVERSAL LIFE PLAN
PARTICIPATION AGREEMENT

Section I    Personal Information

Please type or print clearly.

First Name, M.I., Last Name
Business Telephone
Street Address (Including Apt., Suite, etc.)

City, State, Zip
Social Security Number

Section II    Acknowledgement & Agreement

_____
Yes, I acknowledge that I have received and reviewed a copy of the Xerox Universal Life Plan as may be amended from time to time, and I hereby agree to participate under the terms thereof. By electing coverage under this Plan, I am also waiving Company-paid coverage under the Xerox Corporation Life Insurance Plan.

_____	No, I elect not to participate in the Xerox Universal Life Plan.

Section III    Employee Signature

I understand that my election to decline coverage under the Xerox Universal Life Plan shall be irrevocable. I also understand that coverage under this Plan is subject to the Insurer’s coverage limits and underwriting requirements and that the Insurer may require me to answer medical inquiries to receive coverage or increases in coverage. I understand that if I do not cooperate or am otherwise unable to obtain insurance in the specified amount from the Insurer that Xerox shall have no further obligation under the Plan.

I understand that any premiums paid by Xerox will be added to my taxable income and that it is my sole responsibility to pay the taxes on such amounts.

I understand that Xerox intends this Plan to be permanent but can and does reserve the right to amend or terminate the Plan at any time and for any reason.

Signature of Employee	Month / Day / Year